EXHIBIT 99.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PROSOFTTRAINING

I, Jerrell M. Baird, Chief Executive Officer of ProsoftTraining (the “Company”), pursuant to 18 U.S.C. §1350 as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, in connection with the accompanying Annual Report on Form 10-K (the Report) for the fiscal year period ended July 31, 2002 and filed with the United States Securities and Exchange Commission, do hereby certify that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JERRELL M. BAIRD
Jerrell M. Baird Chief Executive Officer

November 12, 2002
Date

I, Robert G. Gwin, Chief Financial Officer of ProsoftTraining (the “Company”), pursuant to 18 U.S.C. §1350 as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, in connection with the accompanying Annual Report on Form 10-K (the Report) for the fiscal year period ended July 31, 2002 and filed with the United States Securities and Exchange Commission, do hereby certify that to my knowledge:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT G. GWIN
Robert G. Gwin Chief Financial Officer

November 12, 2002
Date